SYSTEMS AND MARKETING AGREEMENT

This Systems and Marketing Agreement ("Agreement") is entered into as of July 1, 2000 ("Effective Date") between H&R Block Mortgage Corporation, a Massachusetts corporation having an address at 3 Ada, Irvine, California 92618 ("HRBM") and E-LOAN, Inc., a Delaware corporation having an office at 5875 Arnold Road, Dublin, California 94568 ("E-LOAN") (collectively, the "Parties")

WHEREAS, HRBM is engaged in providing mortgage services that include processing, origination, and funding mortgage loans secured by residential properties located in the United States; and

WHEREAS, E-LOAN is engaged in marketing mortgage services via the Internet including attracting visitors to E-LOAN's website, providing visitors with a variety of mortgage options, and displaying a variety of competitive loan products available on the market;

WHEREAS, HRBM and E-LOAN wish to develop and continue a systems communication and marketing program("Program") to facilitate and market HRBM's loan products to visitors of E-LOAN's website;

NOW, THEREFORE, in consideration of their mutual promises, the Parties hereby agree as follows:

1. The Program.

(a) E-LOAN shall market HRBM's various mortgage programs and products to Internet users. The Program shall include a comprehensive marketing plan designed, executed, and paid for by E-LOAN, to attract visitors to E-LOAN's website ("Customers") for the purpose of obtaining mortgage loans from HRBM and other mortgage companies. All Customers meeting HRBM Specified Criteria, as set forth in Exhibit A, will be noted and the on-line preliminary application will be transferred to HRBM for processing; provided, however, that all such preliminary applications relating to Customers sourced by or through any of E-LOAN's affinity relationships ("Affinity Customers") shall be processed by E-LOAN and shall not be transferred to HRBM under this Agreement. For purposes of this Agreement, "Affinity Customers" are Customers (1) who are employed by or in like manner associated with companies or other entities with which E-LOAN has a significant strategic relationship evidenced by a strategic alliance agreement (or similarly named agreement), and (2) for whom E-LOAN elects to retain the right to process such loans in order to maintain or support a strategic alliance in accordance with a strategic alliance agreement (or similarly named agreement), including the fulfillment of promotion or special advantage programs offered to such Customers by virtue of such alliance.

(b) Although E-LOAN shall market HRBM to its Customers as required by the Program: (i) E-LOAN shall not be required to, and shall not, endorse HRBM, in any communications under the Program that are targeted to Customers;(ii) E-LOAN shall not be required to recommend HRBM as a mortgage provider and (iii) E-LOAN shall not be required to, and shall not as part of the Program, provide advice, counseling or assistance to Customers (other than Affinity Customers) in connection with any particular HRBM mortgage product or program, for which they have applied. E-Loan shall not hold itself out as a partner, joint venturer, or similar business affiliate of HRBM.

(c) E-LOAN agrees that in the event E-LOAN makes loans meeting the Specified Criteria set forth on Exhibit A to Affinity Customers, E-LOAN will make its best efforts to work with HRBM to transfer such loans to HRBM on a wholesale basis.

2. Compensation.

(a) HRBM shall pay E-Loan a marketing fee of [*] per month (the "Monthly Marketing Fee") for the marketing activities provided under this Agreement in connection with the Program. Each Monthly Marketing Fee shall be paid on or before the twentieth (20th) day following the end of each month. To illustrate, the Monthly Marketing Fee due for October, 2000 marketing shall be due on or before November 20,2000. The Parties each acknowledge and agree that the Monthly Marketing Fee reflects the reasonable and fair market value of the goods and services to be provided by E-LOAN under the Program, without regard to the value or volume of mortgage loans that may be attributable to the Program.

3. Term and Termination.

(a) The term of this Agreement shall be for a period of three (3) months commencing on its Effective Date unless earlier terminated in accordance with the provisions of this Section 3.

(b) Notwithstanding anything to the contrary in this Agreement, either party may terminate this Agreement at any time, in the following situations ("Events of Default"):

(1) Material breach or this Agreement by the other party which remains uncured after thirty (30) days' written notice thereof;

(2) A party makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, or a petition in bankruptcy is filed against a party and is not dismissed within sixty (60) days after filing, or a receiver or trustee is appointed for all or any part of the property or assets of a party.

(c) Upon expiration or earlier termination of this Agreement, all of the parties' obligations hereunder shall terminate, except: (i) HRBM shall continue to process, in due course any mortgage loan applications submitted by any Customer and transferred to HRBM prior to the date of termination; (ii) HRBM's obligation to pay any then due Monthly Marketing Fee will be prorated as of such date; and (iii) the provisions of Sections 7, 8 and 14 of this Agreement shall survive.

4. Relationship. The relationship between HRBM and E-LOAN shall be that of independent contractors and neither party shall be or represent itself to be an agent, employee, partner or joint venturer of the other, nor shall either party have or represent itself to have any power or authority to act for, bind or commit the other.

5. Representations and Warranties.

(a) HRBM's Authority/Legal Actions. HRBM is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to transact the business contemplated by this Agreement and it possesses all requisite authority, power, license. permits and franchises to conduct its business as presently conducted. Its execution, delivery and compliance with its obligations under the terms of this Agreement are not prohibited or restricted by any government agency. There is no claim, action, suit, proceeding or investigation pending or, to the best of HRBM's knowledge, threatened against it or against any of its principal officers, directors or key employees, which, either in any one instance or in the aggregate may result in an adverse change in the business, operations, financial condition, properties or assets of HRBM, or in any impairment of the right or ability of HRBM to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of HRBM, or which would draw into question the validity of this Agreement.

(b) E-LOAN's Authority/Legal Actions. E-LOAN is a corporation duly organized, validly existing and in good standing under the laws of the State or Delaware with full corporate power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority. power, license, permits and franchises to conduct its business as presently conducted. Its execution, delivery and compliance with its obligations under the terms of this Agreement are not prohibited or restricted by any government agency. There is no claim, action, suit. proceeding or investigation pending or, to the best of E-LOAN's knowledge, threatened against it or against any of its principal officers, directors or key employees which, either in any one instance or in the aggregate, may result in an adverse change in the business, operations, original condition, properties or assets of E-LOAN, or in any impairment of the right or ability of E-LOAN to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of E-LOAN, or which would draw into question the validity of this Agreement. The information and content on the E-LOAN website (other than information supplied by HRBM)and the E-LOAN Marks (as defined below) licensed hereunder, do not and will not infringe on the patent, copyright, trademark, trade name or other proprietary right of any third party.

(c) E-LOAN's Compliance. E-LOAN's website structure, format, information, and content, as built and as used by E-LOAN shall be in full compliance with all applicable federal and state laws and this Agreement. E-LOAN has obtained, or will have obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with operation and ownership or its website and the content thereof and will make the necessary changes to its website to reflect this Agreement and insure accurate representation. The Privacy notices and Privacy Policies of E-LOAN's website shall be consistent with the Federal Trade Commission's procedure or rules, and comply with acceptable trade practices.

6. Execution/Conflict with Existing Laws or Contracts. The parties have taken all necessary action to authorize their respective execution, delivery and performance of this Agreement The execution and delivery of this Agreement and the performance of the obligations of the respective parties hereunder will not (i) conflict with or violate the Certificate or Incorporation or By-laws of either party or any provision of any law or regulation or any decree, demand or order to which either pad is subject or (ii) conflict with or result in a breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any or the terms, conditions or provisions of any agreement or instrument to which either party is a party or by which it is bound, or any order or decree applicable to either party, or result in the creation or imposition of any lien on any of their assets or property.

7. Confidential Information. Each party recognizes that during the term of this Agreement, its directors, officers, employees and authorized representatives such as attorneys and accountants, may obtain knowledge or trade secrets, customer lists, membership lists and other confidential information or the other party which is valuable, proprietary, special or unique to the continued business of that party, which information is initially delivered in written form including electronic form or is summarized and delivered in writing within thirty (30) days after initial delivery in non-written form, and which writing is marked "Confidential" or in a similar nature to indicate its nonpublic and proprietary nature ("Confidential information. However, Confidential Information does not include information that is or (i) becomes available to the general public other than through a breach by the recipient party, (ii) already known to the recipient party as or the time of communication to the recipient party, (iii) developed by the recipient party independently or and without reference to information communicated by the other party, or (iv) rightfully received by the recipient party from a third party which third party is not under a legal duty of confidentiality with respect to such information. Accordingly, each party as a recipient of the other's Confidential Information agrees to hold the Confidential Information of the communicating party and the terms and conditions of this Agreement in confidence and to use diligent efforts to ensure that the communicating party's Confidential Information the terms hereof are held in confidence by it officers, directors, employees, representatives and others over whom it exercises control Upon discovering any unauthorized disclosure of the communicating party's Confidential Information or the terms or this Agreement, the recipient will use diligent efforts to recover such information and to prevent its further disclosure to additional third parties. In addition, the recipient party will promptly notify the communicating party in writing of any such unauthorized disclosure of the communicating party's Confidential Information. The parties' obligations under this paragraph will survive for a period or three (3) years following the expiration or earlier termination of this Agreement.

8. Hold Harmless.

(a) HRBM agrees to indemnify, defend and hold E-LOAN harmless from and against any andall claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which E-LOAN, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any misrepresentation, negligent act or omission by HRBM, its affiliates, officers. agents, representatives or employees or out of any act by HRBM, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (a) any claim, suit or action, liability or loss, expense or damage that resulted from E-LOAN'S negligent act or omission or a breach by E-LOAN of any of its representations, warranties or obligations under this Agreement, or (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of F-LOAN. As a condition of the foregoing indemnity obligation, E-LOAN agrees to give HRBM reasonably prompt notice of any third party claim.

(b) E-LOAN agrees to indemnify, defend and hold HRBM harmless from and against any and all claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which HRBM, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any misrepresentation, negligent act or omission by E-LOAN, its affiliates, officers, agents, representatives or employees or out of any act by E-LOAN, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (a) any claim, suit or action, liability or loss, expense or damage that resulted from a negligent act or omission of HRBM or that is attributable to a breach by HRBM of any of its representations, warranties or obligations pursuant to this Agreement, or(b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of HRBM. As a condition of the foregoing indemnity obligation, HRBM agrees to give E-LOAN reasonably prompt notice of any third party claim.

9. Notices. All notices required or permitted by this Agreement shall be in writing and shall be given by certified mail, return receipt requested or by reputable overnight courier with package tracing capability and sent to the address at the read of this Agreement or such other address that a party specified in writing in accordance with this paragraph.

10. Disclaimer Concerning Tax Effects. Neither party to this Agreement makes any representation or warranty to the other regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon the foreign, federal, state or local tax liability of the other.

11. Disclaimer of Warranties. Neither E-LOAN nor HRBM guarantees continuous or uninterrupted display or distribution of any links contemplated hereunder, or continuous or uninterrupted operation of their respective websites. In the event of interruption of display or distribution of E-LOAN's or HRBM's links or the parties' websites (or any portion there to the parties' sole obligation to each other shall be to restore service as soon as practical. In no event will either party be liable for consequential, punitive. special or indirect damages in connection with this Agreement or the obligations contemplated hereby even if they are advised of the possibility of such damages.

Notwithstanding the foregoing, or any other provision in this Agreement, should operation be interrupted for eight or more hours throughout a day (an "Interrupted Day") for five consecutive calendar days or longer, the Monthly Marketing Fee shall be reduced by that amount equal to $2,500 per day for each Interrupted Day.

12. Capitalized Terms. Capitalized terms used herein shall have the meanings set forth herein.

13. Amendment. The terms and conditions of this Agreement may not be modified or amended other than by a writing signed by both parties.

14. Trademark License. Neither party may use the other parties trademarks, service marks, trade names, logos, or other commercial or product designation (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party.

15. Assignment/Binding Nature. Neither party may assign, voluntarily, by operation of law, or otherwise, any rights, or delegate any duties under this Agreement to any party that is not an affiliate of itself as of the Effective Date, without the other party's prior written consent, except that either party may assign this Agreement or any of its rights or obligations arising hereunder to the surviving entity in a merger, acquisition, reorganization or consolidation in which it participates, or to a purchaser of substantially all of its assets; providing that the assigning party will give reasonable written notice to the non-assigning party in advance of such merger, acquisition or other assignment and that the surviving entity is not a competitor to the non-assigning party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

16. Entire Agreement. This Agreement and any Exhibits attached hereto constitute the entire Agreement between the Parties and supersede all oral and written negotiations of the Parties with respect to the subject matter hereof.

17. Governing Law. This agreement shall be subject to and construed under the laws of the State of California, without reference to conflicts of law provisions thereof.

18. Severability. If any provision of this Agreement should be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent or such conflict, without affecting the remaining provisions or this Agreement. This Agreement shall be deemed to be severable and, if any provision is determined to be void or unenforceable, then that provision will be deemed severed and the remainder or the Agreement will remain in effect. Without limiting the foregoing, if either party is advised by counsel or a regulatory body having jurisdiction over the party's activities that any provision of this Agreement violates any applicable federal or state law or regulation, then the parties agree cooperate to comply with such advice by modifying or terminating this Agreement (in whole or in part).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

E-LOAN, Inc., H&R Block Mortgage Corporation

By: By:

Exhibit A

HRBM Specified Criteria

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